                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-12

                           U.S. PHYSICAL THERAPY, INC.
                ----------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                (NAME OF PERSON(s)FILING PROXY STATEMENT IF OTHER
                              THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                          U.S. PHYSICAL THERAPY, INC.

                 NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

DATE:   Wednesday, May 25, 2005

TIME:   9:00 a.m. (CT)

PLACE:  1300 West Sam Houston Parkway South, Suite 300, Houston,
        Texas 77042

MATTERS TO BE ACTED ON:

          1. Election of ten directors to serve until the next annual meeting of stockholders.

          2. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2005.

          3. Consideration of any other matters that may properly come before the meeting or any adjournments.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION OF EACH OF THE TEN NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

     Your Board of Directors has set April 15, 2005 as the record date for the Annual Meeting. Only holders of common stock of record on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments. A complete list of stockholders will be available for examination at the Annual Meeting and at our offices at 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042, for a period of ten days prior to the Annual Meeting.

     You are cordially invited to join us at the Annual Meeting. However, to insure your representation at the Annual Meeting, we request that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the Annual Meeting. Your proxy card will be returned to you if you are present at the Annual Meeting and request its return.

                                          By Order of the Board of Directors,

                                          /s/ JANNA KING

                                          JANNA KING
                                          Corporate Secretary

Houston, Texas
April 20, 2005

                          U.S. PHYSICAL THERAPY, INC.
                 1300 WEST SAM HOUSTON PARKWAY SOUTH, SUITE 300
                              HOUSTON, TEXAS 77042
                                 (713) 297-7000

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 25, 2005

                             ---------------------

ANNUAL MEETING:

DATE:   Wednesday, May 25, 2005

TIME:   9:00 a.m. (CT)

PLACE:  1300 West Sam Houston Parkway South, Suite 300, Houston,
        Texas 77042

AGENDA:

     Election of ten director nominees.

     Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2005.

WHO CAN VOTE:

     All holders of record of our common stock at the close of business on April 15, 2005 are entitled to vote at the Annual Meeting. Holders of our common stock are entitled to one vote per share.

PROXIES SOLICITED BY:

     Your vote and proxy are being solicited by our Board of Directors for use at the Annual Meeting. This Proxy Statement and the enclosed proxy card are being mailed on behalf of our Board of Directors on or about April 25, 2005 to all of our stockholders of record as of the close of business on April 15, 2005.

     Your presence at the Annual Meeting will not automatically revoke your proxy. You may, however, revoke your proxy at any time prior to its exercise by delivering to us another proxy bearing a later date, by attending the Annual Meeting and voting in person, or by filing a written notice of revocation with Janna King, our Corporate Secretary, at our principal executive offices, 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042. If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted.

PROXIES:

     PROPERLY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF OUR TEN DIRECTOR NOMINEES AND FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. If you "withhold" your vote for any of the nominees, this will be counted as a vote AGAINST that nominee. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote your shares as directed by a majority of the Board of Directors.

QUORUM:

     Only shares of our common stock can be voted, with each share entitling its owner to one vote on all matters. The close of business on April 15, 2005 was fixed by the Board of Directors as the record date for determination of stockholders entitled to vote at the meeting. The number of shares of our common stock outstanding on the record date was 11,885,419. The presence, in person or by proxy, of at least a majority of the shares is necessary to constitute a quorum at our Annual Meeting. Abstentions will be treated as present for determining a quorum at the Annual Meeting. If a broker holding your shares in "street" name indicates to us on a proxy card that the broker lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose. There is no cumulative voting in the election of directors and the directors will be elected by a plurality of the votes cast at the Annual Meeting.

COST OF PROXY SOLICITATION:

     We will bear the cost of soliciting proxies. Some of our directors, officers and regular employees may solicit proxies personally or by telephone. Proxy materials will also be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names.

QUESTIONS AND ADDITIONAL INFORMATION:

     You may call our President and Chief Executive Officer, Christopher J. Reading, our Chief Financial Officer, Lawrance W. McAfee, or email us at investorrelations@usph.com if you have any questions. A copy of our Annual Report on Form 10-K for the year ended December 31, 2004 accompanies this Proxy Statement. WE HAVE FILED AN ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004 (THE "FORM 10-K") WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). YOU MAY OBTAIN ADDITIONAL COPIES OF THE FORM 10-K BY DOWNLOADING IT FROM OUR WEBSITE AT WWW.USPH.COM, BY WRITING TO U.S. PHYSICAL THERAPY, INC., 1300 WEST SAM HOUSTON PARKWAY SOUTH, SUITE 300, HOUSTON, TEXAS 77042, ATTENTION:
JANNA KING, CORPORATE SECRETARY OR BY EMAILING US AT INVESTORRELATIONS@USPH.COM.

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT

ITEM 1: ELECTION OF DIRECTORS

     The accompanying proxy, unless marked to the contrary, will be voted in favor of the election of Messrs. Daniel C. Arnold, Christopher J. Reading, Lawrance W. McAfee, Mark J. Brookner, Bruce D. Broussard, Marlin W. Johnston, J. Livingston Kosberg, Jerald L. Pullins, Albert L. Rosen and Clayton K. Trier. These ten nominees are current directors standing for re-election and will be elected at the Annual Meeting to serve until the next annual meeting of stockholders. Mr. James B. Hoover, a current director of the Company, is not standing for reelection and in connection with the election of directors at the Annual Meeting, the Board of Directors intends to set the number of directors constituting our full Board of Directors to ten.

     The board of directors has determined that Messrs. Arnold, Broussard, Johnston, Pullins, Rosen and Trier are considered independent under the applicable NASDAQ Listing Standards. Messrs. McAfee and Reading, who are officers of the Company, and Messrs. Brookner and Kosberg, who are consultants to the Company and former employees, are not considered independent under the applicable NASDAQ Listing Standards. The nominees for director are:

                                                  DIRECTOR
NOMINEES:                                   AGE    SINCE              POSITION(S) HELD
---------                                   ---   --------            ----------------
Daniel C. Arnold..........................  75      1992     Chairman of the Board
Christopher J. Reading*...................  41      2004     President, Chief Executive Officer
                                                             and Director
Lawrance W. McAfee*.......................  50      2004     Executive Vice President, Chief
                                                             Financial Officer and Director
Mark J. Brookner..........................  60      1990     Vice Chairman of the Board and
                                                             Director
Bruce D. Broussard........................  42      1999     Director
Marlin W. Johnston........................  73      1992     Director
J. Livingston Kosberg**...................  68      2004     Director
Jerald L. Pullins.........................  63      2003     Director
Albert L. Rosen...........................  81      1992     Director
Clayton K. Trier***.......................  53      2005     Director

---------------

  * Mr. Reading and Mr. McAfee were appointed to the Board of Directors effective November 1, 2004.

 ** Mr. Kosberg rejoined the Board of Directors on July 6, 2004 and served as interim CEO from July 6, 2004 until November 1, 2004.

*** Mr. Trier was appointed to the Board of Directors effective February 23,
    2005.

DIRECTOR BIOGRAPHIES:

     DANIEL C. ARNOLD was named our Chairman of the Board on July 6, 2004. Mr. Arnold is a private investor engaged primarily in managing his personal investments. During the past five years, he had served on the board of directors of both Parkway Properties, Inc., a real estate investment trust listed on the New York Stock Exchange, and Belco Oil & Gas Corp., a public oil and gas exploration and production company. He has also served as Chairman of the Board of Trustees of Baylor College of Medicine. Currently, Mr. Arnold only serves on our Board of Directors.

     CHRISTOPHER J. READING was promoted to our President and Chief Executive Officer and elected to our Board of Directors effective November 1, 2004. Prior to November 2004, Mr. Reading served as our Chief Operating Officer since joining us in October 2003. From 1990 to 2003, Mr. Reading served in various executive and management positions with HealthSouth Corporation where most recently he was Senior Vice President of operations responsible for over 200 facilities located in 10 states. Mr. Reading is a licensed physical therapist.

     LAWRANCE W. MCAFEE was promoted to Executive Vice President and elected to our Board of Directors effective November 1, 2004. Mr. McAfee also serves as our Chief Financial Officer, a position he has held since joining us in September 2003. Mr. McAfee's experience includes having served as Chief Financial Officer of three public companies and President of two private companies. From September 2002 to April 2003, he served as President and Chief Financial Officer of SAT Corporation, a software company. From September 1999 until March 2002, Mr. McAfee was Chief Financial Officer and later President of CheMatch.com, Inc., an on-line chemicals exchange.

     MARK J. BROOKNER has served as our Vice Chairman of the Board since August 1998. Mr. Brookner is currently a private investor. He served as our Chief Financial Officer from April 1992 to August 1998 and as our Secretary and Treasurer during portions of that period.

     BRUCE D. BROUSSARD has served on our Board since 1999. Mr. Broussard has been the Chief Financial Officer of U.S. Oncology, Inc., a cancer-care services company formerly listed on The Nasdaq Stock Market, since August 2000. From December 1997 to August 2000, Mr. Broussard was the Chief Executive Officer of HarborDental Properties, a dental development company specializing in free-standing upscale dedicated dental buildings. Mr. Broussard served as the Chief Financial Officer for Regency Health Services, Inc., a national chain of nursing homes and provider of long-term health services formerly listed on the New York Stock Exchange, from 1996 to 1997 and as a Director and Chief Financial Officer for Sun Health Care Group, a health care provider, from 1993 to 1996.

     MARLIN W. JOHNSTON has served on our Board since 1992. Mr. Johnston has been a management consultant with Tonn & Associates, a management consulting firm, since September 1993. During 1992 and 1993, Mr. Johnston served as a management consultant to the Texas Department of Health and the Texas Department of Protective and Regulatory Services.

     J. LIVINGSTON KOSBERG rejoined our Board of Directors on July 6, 2004 and served as our interim Chief Executive Officer from July 6, 2004 through October 31, 2004. Mr. Kosberg previously served as our Chief Executive Officer from April 1992 until August 1995 and as our Chairman of the Board from April 1992 until May 2001. Mr. Kosberg also serves as a director of Affiliated Computer Services, Inc., a Fortune 500 and S&P 500 company listed on the New York Stock Exchange that provides business process and technology outsourcing solutions to commercial and government clients. Mr. Kosberg has been involved in a variety of industries, including healthcare, finance and construction and currently serves as an advisor to several investment funds.

     JERALD L. PULLINS has served on our Board since 2003. Mr. Pullins is President and Chief Executive Officer of Voyager HealthCare, Inc., a private enterprise involved in the acquisition, development and operation of hospice and palliative care facilities. From August 1991 until 2002, he was employed by Service Corporation International, a provider of funeral and cemetery services listed on the New York Stock Exchange, in various capacities including:
President and Chief Operating Officer (1998-2002); Executive Vice President-International Operations (1996-1998); and Senior Vice President-Corporate Development (1991-1996). Prior to 1991, for seven years he served as President and Chief Executive Officer of The Sentinel Group, Inc., a private company which owned and operated funeral, cemetery, insurance and related businesses.

     ALBERT L. ROSEN has served on our Board since 1992. Mr. Rosen manages his personal investments and retired as President and General Manager of the San Francisco Giants, a major league baseball team, in December 1992.

     CLAYTON K. TRIER joined our Board on February 23, 2005. Mr. Trier is a private investor. He was the founder and former Chairman, Chief Executive Officer and President of U.S. Delivery Systems Inc., which developed the first national network providing same-day delivery service, from 1993 until 1997. Before it was acquired in 1996, U.S. Delivery was listed for two years on the New York Stock Exchange. Mr. Trier currently serves on the board of Creative Master (Bermuda) Ltd, a public company listed on the Singapore Stock Exchange.

     The persons named on the proxy card will vote FOR all of the nominees for director listed above unless you withhold authority to vote for one or more of the nominees. Nominees will be elected by a plurality of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be treated as a vote for or against any particular nominee and will not affect the outcome of the election of directors. Continental Stock Transfer & Trust Co. will tabulate the votes cast by proxy or in person at the Annual Meeting.

     All of our nominees have consented to serve as directors. Our Board has no reason to believe that any of the nominees will be unable to act as a director. However, if any director is unable to serve, the Board will designate a substitute. If a substitute nominee is named, the persons named on the proxy card will vote FOR the election of the substitute nominee.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
             VOTE FOR THE ELECTION OF THE TEN NOMINEES FOR DIRECTOR
                         NAMED IN THE PROXY STATEMENT.

CORPORATE GOVERNANCE AND BOARD MATTERS

INDEPENDENCE OF DIRECTORS

     After the upcoming Annual Meeting, the Board will consist of ten directors, six of whom the Board has affirmatively determined have no relationship with the Company or its subsidiaries which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are independent, as defined in the applicable NASDAQ Listing Standards. See Item 1. Election of Directors.

ATTENDANCE AT BOARD MEETINGS AND BOARD COMMITTEES

     The Board of Directors conducts its business through its meetings and through meetings of certain committees of the Board of Directors. All committees act for the Company. The Board of Directors is comprised of a majority of independent directors as required by the applicable NASDAQ Listing Standards.

     The Board has standing nominating, corporate compliance (sub-committee), compensation and audit committees. During 2004, the Board of Directors met eight times, the Nominating Committee met three times, the Corporate Compliance Committee met five times, the Compensation Committee met five times and the Audit Committee met fourteen times. Each of our directors attended at least 75% of the meetings of the Board of Directors and each committee on which he served. These committees are constituted as follows:

  NOMINATING COMMITTEE

     The Nominating Committee was formed in February 2004. During 2004, the Nominating Committee consisted of Messrs. Arnold, Broussard, Hoover, Johnston, Rosen and Pullins, all of whom are independent directors (as the term independent is defined by the applicable NASDAQ Listing Standards). On February 23, 2005, Mr. Trier was added to the Nominating Committee. The function of the Nominating Committee is to select, screen and recommend to the full Board nominees for election as directors, including any nominees proposed by stockholders who have complied with the procedures described below. The Nominating Committee also has ongoing responsibility for Board performance, ensuring individual Board member's continuing commitment to the Board and the Company's goals and objectives. Additional functions include regularly assessing the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current Board members, stockholders, or other persons. The Nominating Committee may also hire third parties to identify, evaluate, or to assist in identifying or evaluating, potential nominees should it be determined necessary. The Nominating Committee is required to meet twice a year and operates under a written charter, a copy of which is available on our website www.usph.com.

     Nomination Criteria. In its consideration of Board candidates, the Nominating Committee considers the following criteria: the candidate's general understanding of health care sector, marketing, finance and other disciplines relevant to the success of a publicly-traded company; strategic business contacts and regard or reputation in the community, business and civic affairs; financial, regulatory and business experience; integrity, honesty and reputation; age, diversity, size of the Board of Directors and regulatory obligations. In the case of incumbent directors whose terms of office are set to expire, the Nominating

Committee reviews such directors' overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and whether the director continues to meet the independence standards set forth in the applicable SEC rules and regulations and the applicable NASDAQ Listing Standards. In the case of new director candidates, the questions of independence and financial expertise are important to determine what roles can be performed by the candidate, and the Nominating Committee determines whether the candidate meets the independence standards set forth in the SEC rules and regulations and the applicable NASDAQ Listing Standards, and the level of the candidate's financial expertise. Candidates are first screened by the Nominating Committee, and if approved by the Nominating Committee, then they are screened by all other members of the Board. The full Board approves the final nomination(s) based on recommendations from the Nominating Committee. The Chairman of the Board, acting on behalf of the full Board, will extend the formal invitation to become a nominee of the Board of Directors. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

     Stockholder Nomination Procedures. The Nominating Committee will consider director candidates recommended by the stockholders. Generally, for a stockholder of the Company to make a nomination, he or she must give written notice to our Corporate Secretary so that such notice is received at least 120 calendar days prior to the first anniversary of the date the Company's proxy statement is sent to the stockholders in connection with the previous year's annual meeting of stockholders. If no annual meeting of stockholders was held in the previous year (or if the date of the annual meeting of stockholders was changed by more than 30 calendar days from the date of the previous year's annual meeting), the notice must be received by the Company at least 150 calendar days prior to the date of the previous year's annual meeting. The stockholder's notice must set forth as to each nominee: (i) the name, age, business address and residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the number of shares of our Common Stock which are beneficially owned by such nominee; and (iv) any other information relating to such nominee that may be required under federal securities laws to be disclosed in solicitations of proxies for the election of directors (including the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serve as a director if elected). The stockholder's notice must also set forth as to the stockholder giving notice: (i) the name and address of such stockholder; and (ii) the number of shares of our Common Stock which are beneficially owned by such stockholder.

     If the information supplied by the stockholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the annual meeting may determine that such stockholder's nomination should not be brought before the meeting and that such nominee shall not be eligible for election as a director of the Company. The Nominating Committee will not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.

  CORPORATE COMPLIANCE SUB-COMMITTEE

     The Corporate Compliance Committee is a sub-committee of the Audit Committee, and consists of three independent directors ("Compliance Committee"). The three independent director members of this committee are Messrs. Johnston (Chairman), Broussard and Pullins. The Compliance Committee has general oversight of our Company's compliance with the legal and regulatory requirements regarding healthcare operations. The Compliance Committee relies on the expertise and knowledge of management, especially our Compliance Officer ("CO") and other compliance, operations and legal personnel. The CO is in ongoing contact with the Chairman of the Compliance Committee. The Compliance Committee meets at least two times a year or more frequently as necessary to carry out its responsibilities and reports periodically to the Board of Directors regarding its actions and recommendations. The Corporate Compliance Committee reviews and assesses the activities and findings of clinic internal audits, reviews reports of material noncompliance and reviews and approves corrective actions proposed by management.

  COMPENSATION COMMITTEE

     The current members of the Compensation Committee are Messrs. Arnold (Chairman), Hoover and Rosen, all of whom are independent directors (as the term independent is defined by the applicable NASDAQ Listing Standards). The primary function of the Compensation Committee is to recommend to our Board the compensation to be paid to our directors and executive officers.

  AUDIT COMMITTEE

     The Audit Committee currently consists of Messrs. Johnston (Chairman), Broussard, Pullins and Trier. Mr. Trier was elected to the Audit Committee effective February 23, 2005. Our Board of Directors has determined that Mr. Broussard is an "audit committee financial expert." Mr. Trier and Mr. Pullins also meet the qualifications of "audit committee financial experts." As more fully described in the Audit Committee Charter, which is attached to this proxy statement as Appendix A and can be found on our website, www.usph.com, the Audit Committee is responsible for, among other things:

     - overseeing our accounting and financial reporting processes, including the quarterly reviews and annual audits of our financial statements by the independent auditors;

     - the appointment, independence, compensation, retention and oversight of the work of the independent auditors;

     - pre-approving audit and permitted non-audit services, and related fees and terms of engagement, provided by the independent auditors; and

     - reviewing with management and independent auditors issues relating to disclosure controls and procedures and internal control over financial reporting.

     The Audit Committee Charter, as amended, requires that the Audit Committee consist of at least three independent members of our Board. Each member of the Audit Committee is an "independent director" as that term is defined by Nasdaq Stock Market Rule 4200(a)(14).

CODES OF CONDUCT

     Our Board has approved and we have adopted a Code of Business Conduct and Ethics applicable to all of our directors. This code is available on our website, www.usph.com. Our Board, or a committee of its independent members, is responsible for reviewing and approving or rejecting all requested waivers to this code, as such waivers may apply to our directors. Any waivers of this code for directors will be disclosed in a Form 8-K filed with the SEC, which will be available on the SEC's website at www.sec.gov.

     Our Board has approved and we have adopted an additional Code of Business Conduct and Ethics, applicable to our Chief Executive Officer and all senior financial officers, relating to dealings with our auditors and the preparation of our financial statements and other disclosures made to the public under SEC rules and regulations. This code is available on our website, www.usph.com. The Board, or a committee of its independent members, is responsible for reviewing and approving or rejecting all requested waivers from and amendments to this code. Any waivers from and amendments to will be disclosed in a Form 8-K filed with the SEC, which will be available on the SEC's website at www.sec.gov.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS AND ATTENDANCE AT ANNUAL MEETING.

     The Board of Directors maintains an informal process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to Janna King, our Corporate Secretary, at our principal executive offices, 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

     Although the Company does not have a formal policy requiring them to do so, all of the members of our Board of Directors are encouraged to attend our annual meeting of stockholders. At the 2004 annual meeting, all of our directors were in attendance.

COMPENSATION OF DIRECTORS

     Each of our independent directors receives $6,000 per quarter for serving as a member of our Board of Directors. Non-employee directors are paid $1,000 for each committee meeting attended in person and $500 for each meeting attended telephonically. The chairman of each of the Audit Committee and Compliance Committee is paid a $3,000 annual fee. They are also reimbursed for their out-of-pocket travel and related expenses incurred in attending Board and committee meetings. Directors who are also our employees or consultants are not compensated separately for serving on our Board.

     On June 2, 2004, Messrs. Arnold, Broussard, Hoover, Johnston, Pullins and Rosen each received ten-year non-qualified equity-based compensation grants to purchase 10,000 shares of our common stock, which became exercisable on December 31, 2004. The exercise price of the equity awards granted on June 2, 2004 was $12.51 per share, which was deemed to be the fair market value of our stock on that date. On August 2, 2004, Mr. Kosberg, in compensation for his service as interim Chief Executive Officer, received ten-year non-qualified equity-based compensation grants to purchase 25,000 shares of our common stock with an exercise price of $12.60 per share, which was deemed to be the fair market value of our stock on that date and which became exercisable on December 31, 2004. On October 20, 2004, Messrs. Arnold, Broussard, Hoover and Pullins each received ten-year non-qualified equity based compensation grants to purchase 2,500 shares of our common stock, which became exercisable immediately. On October 20, 2004, Mr. Brookner also received a ten-year non-qualified equity based compensation grant to purchase 20,000 shares of our common stock, which became exercisable on December 31, 2004. The exercise price of the equity awards granted on October 20, 2004 was $14.17 per share, which was deemed to be the fair market value of our stock on that date. All option grants described above were issued under our 2003 Stock Incentive Plan and expire six months after the termination of the recipient's position with us.

     On June 21, 2004, we granted replacement options under our 2003 Stock Incentive Plan for options granted erroneously under the 1992 Plan after that plan had expired. The replacement options were granted under our 2003 Stock Incentive Plan honoring the original terms of the grants. The exercise prices were deemed to be the fair market value of our stock on the original date of grant. Messrs. Arnold, Broussard, Hoover, Johnston and Rosen were each granted ten-year non-qualified equity-based compensation grants to purchase 7,500 shares of our common stock with an exercise price of $18.04 per share and 10,000 shares with an exercise price of $15.00 per share. Mr. Pullins was granted a ten-year non-qualified equity based compensation grant to purchase 10,000 shares of our common stock with an exercise price of $15.00 per share.

     In 2004, Mr. Brookner received $50,000 in compensation and benefits for serving as a consultant and as Vice Chairman of the Board and Mr. Kosberg received $87,800 in compensation for serving as a consultant. Mr. Brookner and Mr. Kosberg's consulting arrangements are described below in the section entitled "Employment and Consulting Agreements."

                                STOCK OWNERSHIP

       STOCK OWNED BY DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

     The following table shows the number and percentage of shares of our common stock beneficially owned by our directors and executive officers as of March 31, 2005. Each person has sole voting and investment power for the shares shown below unless otherwise indicated.

                                                    NUMBER
NAME OF                                           OF SHARES     RIGHT TO      PERCENT OF
BENEFICIAL OWNER                                   OWNED(1)    ACQUIRE(2)    COMMON STOCK
----------------                                  ----------   -----------   ------------
Directors
Daniel C. Arnold................................     119,002      99,002           *
  Chairman of the Board
Christopher J. Reading..........................      60,000      60,000           *
  President, Chief Executive Officer and
     Director
Lawrance W. McAfee..............................      60,000      60,000           *
  Executive Vice President, Chief Financial
  Officer and Director
Mark J. Brookner................................     110,750(3)    20,000          *
  Vice Chairman of the Board and Director
Bruce D. Broussard..............................      35,002      35,002           *
  Director
James B. Hoover.................................     222,252(4)   129,002        1.9%
  Director (not standing for reelection)
Marlin W. Johnston..............................      47,500      32,500           *
  Director
J. Livingston Kosberg...........................     266,710(5)    25,000        2.2%
  Director
Jerald L. Pullins...............................      52,500      52,500           *
  Director
Albert L. Rosen.................................     128,002(6)    60,502        1.1%
  Director
Clayton K. Trier................................       1,500          --           *
  Director
Non-Director Executive Officers
Michael L. Lang.................................           1          --           *
  Senior Vice President of Business Development
Glenn D. McDowell...............................       6,000       6,000           *
  Chief Operating Officer
                                                  ----------     -------         ---
All directors and executive officers as a group
  (13 persons)..................................   1,109,219     579,508         9.0%
                                                  ==========     =======         ===

---------------

 *  Less than 1%

(1) Includes shares of common stock subject to outstanding options that are currently exercisable or exercisable through May 30, 2005.

(2) Number of shares of common stock (of the total beneficially owned) that can be acquired through stock options exercisable through May 30, 2005.

(3) Includes 25,000 shares of common stock owned directly by Mr. Brookner and 65,750 shares of common stock held in various trusts of which Mr. Brookner is the trustee.

(4) Includes 57,500 shares of common stock owned directly by Mr. Hoover and 35,750 shares of common stock held in an IRA account for the benefit of Mr. Hoover.

(5) Includes 210,000 shares of our common stock held by the Livingston Kosberg Trust which Mr. Kosberg is the trustee and income beneficiary. Also includes 13,200 shares of common stock held directly by Mr. Kosberg, 15,000 shares of common stock held in a trust in which Mr. Kosberg is the trustee and 3,510 shares of common stock held by Mr. Kosberg's spouse for which Mr. Kosberg disclaims beneficial ownership.

(6) Includes 67,500 shares of common stock held by the Rosen Family Trust. Mr. Rosen serves as a trustee for the Rosen Family Trust.

                  STOCK HELD BY PRINCIPAL "BENEFICIAL HOLDERS"

     The table shows the ownership of our shares of common stock by persons known to us to beneficially own more than 5% of our common stock. The information is based on the most recent statements filed with the SEC on
Schedule 13D or 13G, submitted to us by those persons, or on other information available to us.

                                                             AMOUNT AND
                                                              NATURE OF       PERCENT OF
NAME AND ADDRESS                                             BENEFICIAL      COMMON STOCK
OF BENEFICIAL OWNER                                           OWNERSHIP      OUTSTANDING
-------------------                                         -------------    ------------
Wasatch Advisors, Inc.....................................    1,515,341(1)       12.7%
  150 Social Hall Avenue
  Salt Lake City, UT 84111
Royce & Associates, LLC...................................    1,491,900(2)       12.5%
  1414 Avenue of the Americas
  New York, NY 10019
Bank of America Corporation...............................      726,656(3)        6.1%
  100 North Tryon Street, Floor 25
  Bank of American Corporate Center
  Charlotte, NC 28255
Wellington Management Company, LLP........................      650,000(4)        5.5%
  75 State St
  Boston, MA 02109
William Harris Investors, Inc.............................      632,100(5)        5.3%
  191 North Wacker Drive, Suite 1500
  Chicago, IL 60606
Dalton, Greiner, Harman, Maher & Co.......................      599,767(6)        5.0%
  565 Fifth Avenue, Suite 2101
  New York , NY 10017-2413

---------------

(1) Wasatch Advisors, Inc. has sole voting and sole dispositive power over all of the shares as disclosed in a Schedule 13G/A filed February 14, 2005.

(2) Royce & Associates, LLC has sole voting and dispositive power over all of the shares as disclosed in a Schedule 13G/A filed February 3, 2005.

(3) Bank of America Corporation has shared voting power over 712,356 of the shares and shared dispositive power over all of the shares. NB Holdings Corporation has shared voting and dispositive power over 256 of the shares. NationsBanc Montgomery Holdings Corporation has shared voting and dispositive power over 256 of the shares. Banc of America Securities LLC has sole voting and dispositive power over 256 of the shares. Fleet National Bank has sole voting power over 139,100 of the shares, sole dispositive power over 145,600 of the shares, shared voting power over 573,000 of the shares and shared dispositive power over 580,800 of the shares. Columbia Management Group, Inc. has shared voting power over 573,000 of the shares and shared dispositive power over 578,400 of the shares. Columbia Management Advisors, Inc. has sole voting power over 573,000 of the shares and sole dispositive power over 578,400 of the shares. The address of the principal business office for NationsBanc Montgomery Holdings Corporation, Banc of America Securities LLC, Fleet National

    Bank, Columbia Management Group, Inc. and Columbia Management Advisors, Inc. is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC, 28255. Information presented is as disclosed in a Schedule 13G/A filed February 11, 2005.

(4) Wellington Management Company, LLP has shared voting power over 300,000 of the shares and has shared dispositive power over all of the shares as disclosed in a Schedule 13G filed February 14, 2005.

(5) William Harris Investors, Inc. has shared voting and sole dispositive power over all of the shares as disclosed in a Schedule 13G/A filed February 15, 2005.

(6) Information based on data included on a Nasdaq website available to our Company.

                               EXECUTIVE OFFICERS

     The current executive officers of the Company are as follows:

NAME                                                       POSITION
----                                                       --------
Christopher J. Reading...................  President and Chief Executive Officer
Lawrance W. McAfee.......................  Executive Vice President and Chief
                                           Financial Officer
Glenn D. McDowell........................  Chief Operating Officer
Michael L. Lang..........................  Senior Vice President of Business
                                           Development

     For information concerning Messrs. Reading and McAfee see Election of Directors.

     GLENN D. MCDOWELL, 48, was promoted to Chief Operating Officer effective January 24, 2005. Mr. McDowell has served as our Vice President of Operations overseeing the west region since joining us in October 2003. From 1996 to 2003, Mr. McDowell was employed by HealthSouth Corporation, a provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services. His most recent position with HealthSouth Corporation was Vice President of Operations -- West Ambulatory Division where he oversaw the operations of more than 165 outpatient rehabilitation and other facilities.

     MICHAEL J. LANG, 45, rejoined us as Senior Vice President of Business Development on August 30, 2004. From 1994 through 2002, Mr. Lang was employed by us and upon his departure in 2002, he was Senior Vice President of Business Development. From 2003, Mr. Lang has been founder and President of Orthotic & Prosthetic Partners, Inc., a company that partners with orthostists and prosthetists.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued for services rendered in all capacities on behalf of our Company during 2004, 2003 and 2002 to Messrs. Reading, McAfee, McDowell and Lang. The following also sets forth the compensation paid or accrued for services rendered in all capacities on behalf of the Company during 2004, 2003 and 2002 to Mr. Roy W. Spradlin, who served as our Company CEO from August 1995 until July 6, 2004, and to Mr. J. Livingston Kosberg, who served as Interim CEO from July 6, 2004 through October 31, 2004. (the "Named Executive Officers")

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                     ANNUAL COMPENSATION AWARDS(1)      COMPENSATION
                                                   ----------------------------------   ------------
                                                                                         SECURITIES
                                          FISCAL                         OTHER ANNUAL    UNDERLYING
NAME AND PRINCIPAL POSITION(S)             YEAR     SALARY     BONUS     COMPENSATION   OPTIONS #(2)
------------------------------            ------   --------   --------   ------------   ------------
Christopher J. Reading(3)...............   2004    $262,500   $100,000           --       200,000
  Chief Executive Officer...............   2003      41,667         --     $ 28,945        50,000
Lawrance W. McAfee(4)...................   2004    $304,167   $120,000           --       200,000
  Chief Financial Officer...............   2003     100,000     12,500           --        50,000
Glenn D. McDowell(5)....................   2004    $140,000   $ 23,000           --         5,000
  Chief Operating Officer...............   2003      35,027         --     $  9,522         5,000
Michael L. Lang(6)......................   2004    $ 60,000         --           --        45,000
  Senior Vice President of..............   2003          --         --           --            --
  Business Development..................   2002      70,972         --     $  4,398            --
Roy W. Spradlin(7)......................   2004    $184,250         --     $650,000            --
  (former CEO)..........................   2003     325,000         --           --        50,000
                                           2002     250,000         --           --        50,000
J. Livingston Kosberg(8)................   2004    $ 87,800         --           --        25,000
  (interim CEO).........................   2003      87,800         --           --            --
                                           2002      94,062         --           --            --

---------------

(1) None of the above individuals holds any shares of restricted stock of U.S. Physical Therapy, Inc.

(2) Reflects shares of common stock underlying options granted, as adjusted for stock splits, under our 1992 Stock Option Plan and 2003 Stock Incentive Plan and inducement options.

(3) For 2003, reflects compensation received from November 3, 2003 through December 31, 2003 and payment of Mr. Reading's moving expenses.

(4) For 2003, reflects compensation received from September 2, 2003 through December 31, 2003.

(5) For 2003, reflects compensation received from October 1, 2003 through December 31, 2003 and payment of Mr. McDowell's moving expenses. In connection with his promotion to Chief Operating Officer, Mr. McDowell was granted 45,000 stock options under the 2003 Stock Incentive Plan in February, 2005.

(6) For 2004, reflects compensation received from August 30, 2004 through December 31, 2004. For 2002, Mr. Lang was paid his unused benefit related to personal time off of $4,398.

(7) For 2004, reflects compensation received from January 1, 2004 through July 6, 2004, his date of resignation, and a severance payment of $650,000.

(8) Mr. Kosberg was interim Chief Executive Officer from July 6, 2004 through October 31, 2004. Annual compensation awards represent payments under his consulting agreement for 2004, 2003 and 2002.

OPTION GRANTS

     The following table contains information with respect to grants of stock options and equity-based compensation grants to the Named Executive Officers during the year ended December 31, 2004.

                       OPTION GRANTS IN 2004 FISCAL YEAR

                               INDIVIDUAL GRANTS

                                                                                           POTENTIAL REALIZABLE VALUE
                              NUMBER OF                                                     AT ASSUMED ANNUAL RATES
                             SECURITIES        % OF TOTAL                                 OF STOCK PRICE APPRECIATION
                             UNDERLYING      OPTIONS GRANTED   EXERCISE OR                      FOR OPTION TERM
                           OPTIONS GRANTED    TO EMPLOYEES     BASE PRICE    EXPIRATION   ----------------------------
NAME                           (#)(A)        IN FISCAL YEAR      ($/SH)         DATE         5%($)           10%($)
----                       ---------------   ---------------   -----------   ----------   ------------    ------------
Christopher J.
  Reading...............        50,000              6%           $12.510      6/2/2014     $  393,374      $  996,886
                               150,000             17%            13.540     10/5/2014      1,277,285       3,236,891
Lawrance W. McAfee......        50,000              6%            12.510      6/2/2014        393,374         996,886
                               150,000             17%            13.540     10/5/2014      1,277,285       3,236,891
Glenn D. McDowell.......         5,000              1%            12.510      6/2/2014         39,337          99,689
Michael L. Lang.........        45,000              5%            12.620      9/1/2014        357,149         905,086
J. Livingston Kosberg...        25,000              3%            12.600      8/2/2014        198,102         502,029

---------------

(a) The non-qualified stock options, which expire in ten years, were granted under the 2003 Stock Incentive Plan.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth the option exercises during fiscal year 2004 and the year-end value of all unexercised in-the-money options held by the Named Executive Officers.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                               SHARES                         OPTIONS AT FY-END (#)(A)          AT FY-END ($)(A)(B)
                            ACQUIRED ON        VALUE        ----------------------------    ----------------------------
NAME                        EXERCISE (#)    REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                        ------------    ------------    -----------    -------------    -----------    -------------
Christopher J. Reading...          --                --        60,000         190,000        $156,500        $326,000
Lawrance W. McAfee.......          --                --        60,000         190,000         156,500         326,000
Glenn D. McDowell........          --                --         6,000           4,000          15,650           4,400
Michael L. Lang..........          --                --            --          45,000              --         126,000
Roy W. Spradlin..........     406,250        $3,474,479        20,000              --              --              --
J. Livingston Kosberg....          --                --        25,000              --          70,500              --

---------------

(a) Reflects the number of shares of our common stock underlying options granted under the 2003 Stock Incentive Plan and Inducement Options.

(b) Market value of underlying securities at year-end of $15.42 per share minus the exercise or base price of in-the-money options at year-end.

EMPLOYMENT AND CONSULTING AGREEMENTS

     In October 2004, each of Messrs. Reading and McAfee entered into new employment agreements effective as of November 1, 2004 that superseded their employment agreements that were effective in September 2003. Under their current employment agreements, Mr. Reading is employed as President and Chief Executive Officer and Mr. McAfee is employed as Executive Vice President and Chief Financial Officer. Each employment agreement is for a three-year term, provided, however, that effective on the first and second anniversary of the effective date of the agreement, the term is automatically extended for an additional year (up to a maximum term, with such extensions, of five years) unless either party notifies the other on or before such anniversary dates that such party has elected not to extend the term. Effective November 1, 2004, each of Messrs. Reading and McAfee's base salary is $325,000 per year, subject to adjustment. Additionally, Messrs. Reading and McAfee were each granted non-qualified stock options to purchase 150,000 shares of our common stock. They are eligible to receive cash bonuses payable in accordance with their employment agreements or at the discretion of our Board of Directors and are entitled to participate in any employee benefit plans adopted by us.

     Messrs. Reading and McAfee's employment agreements may be terminated by us prior to the expiration of its term in the event their respective employment is terminated for "cause" (as defined in the agreement). If a "change in control"(as defined in the agreement) occurs and Mr. Reading does not continue as the President and Chief Executive Officer of the Company after the change of control, or Mr. McAfee does not continue as Executive Vice President and Chief Financial Officer of the Company after the change of control, each of Messrs. Reading and McAfee, as applicable, will be entitled to a change of control benefit of $500,000. If the employment of Mr. Reading or Mr. McAfee is terminated without "cause" or for "good reason," he would be entitled to receive the compensation then in effect for the remainder of the term of the agreement and the greater of (i) the bonus paid or payable to Mr. Reading or Mr. McAfee, as applicable, with respect to the last fiscal year completed prior to the termination or (ii) the average of the bonuses paid to Mr. Reading or Mr. McAfee, as applicable, over the last three fiscal years of employment ending with the last fiscal year prior to termination.

     Mr. Kosberg entered into a five year consulting agreement with us commencing on June 1, 2001, which provided for compensation at an annual rate of $95,000 per year. This agreement was amended effective November 15, 2002 at which time the annual rate was changed to $87,800 per year. Additionally, the agreement also provides that at Mr. Kosberg's request and at his cost and expense, the Company will make available, to the extent it is reasonably available, primary health insurance coverage for Mr. Kosberg and his family on commercial terms until the earlier of (i) the date of his 75th birthday or (ii) the date on which there are no longer any persons surviving who are entitled to such health insurance coverage.

     Mr. Brookner entered into a five year consulting agreement with us effective November 15, 2002, providing for compensation at an annual rate of $50,000 per year. The agreement also provides that at Mr. Brookner's request and at his cost and expense, the Company will make available, to the extent it is reasonably available, primary health insurance coverage for Mr. Brookner and his family on commercial terms until the earlier of (i) the date of his 75th birthday or (ii) the date on which there are no longer any persons surviving who are entitled to such health insurance coverage.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Our Board Compensation Committee prepared the following report on our policies with respect to the compensation of executive officers for 2004. The Board has delegated to the Compensation Committee the responsibility of making all decisions on the compensation of our executive officers (including stock options). The Compensation Committee consist solely of independent directors.

COMPENSATION OF EXECUTIVE OFFICERS

     Our compensation policies are designed to enable us to attract, motivate and retain experienced and qualified executives. We seek to provide competitive compensation. Historically, our policy has been to provide a significant component of an executive officer's compensation through the grant of stock options. We believe that grants of stock options to executives, as well as to employees generally, help align the interests of these officers and employees with the interests of our stockholders.

     The following describes in more specific terms the elements of compensation of executive officers for 2004.

  BASE SALARIES

     Other than the base salary of our Chief Executive Officer and Chief Financial Officer which are set by an employment agreement (see "Employment and Consulting Agreements") base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual and the competitive marketplace for executive talent. Base salaries for executive officers are reviewed annually by our Compensation Committee and Board based on, among other things, individual performance and responsibilities.

  INCENTIVE COMPENSATION

     Based on performance, incentive compensation opportunities are available to a wide range of our employees. We believe that incentive compensation is effective in reinforcing both the overall values of our company and our specific operating goals.

     Incentive compensation programs are designed to focus employees' attention on our key performance goals, to identify the expected levels of performance and to reward individuals who meet or exceed our expectations. The aggregate amounts available for incentive awards are determined by our overall financial performance. The actual awards paid to individual recipients, other than to executive officers, are formulated by management and approved by the Compensation Committee. The Compensation Committee formulates and decides any incentive awards for executives.

  STOCK OPTION AWARDS

     Our 2003 Stock Incentive Plan and 1992 Stock Option Plan, as amended (the "1992 Option Plan") were approved by our Board and stockholders to align employee and outside directors' interests with stockholders' interests, to provide incentives to our key employees by encouraging their ownership of our common stock and to aid us in attracting and retaining key employees, upon whose efforts our success and future growth depends. In addition, we have our 1999 Stock Option Plan, which is used to grant options to non-executive employees. While a number of options are outstanding under the 1992 Option Plan, no future options will be granted under that plan as it expired in April 2002. During 2002 and 2003, the Company erroneously granted to directors and key employees options to purchase 278,000 shares of our common stock under the 1992 Option Plan after the plan expired. The Company recognized compensation cost related to these grants. In 2004, the Company replaced those grants with options to purchase common stock under the 2003 Stock Incentive Plan.

     Options are granted at the discretion of the Compensation Committee. Individual grant sizes are determined based on organizational and individual performance. At the discretion of the Compensation Committee, and based on the recommendation of management, options may also be used as an incentive for candidates recruited to fill key positions.

     During 2004, we granted options and stock-based compensation awards covering a total of 899,100 shares of our common stock (inclusive of the options to purchase 278,000 shares described above) to 107 directors, officers and employees. This includes options granted under the 1999 Employee Stock Option Plan and the 2003 Stock Incentive Plan. No options have been granted to our executive officers or directors under the 1999 Employee Stock Option Plan. The per share exercise price of all options granted in 2004 equaled the fair market value of a share of our common stock on the date of grant.

     Stock option grants made to executive officers in 2004 reflect significant individual performance and contributions relating to our operations and an incentive to a new Senior Vice President of Business Development to join us.

  OTHER

     Defined Contribution Plan. The Company maintains a qualified retirement plan pursuant to Internal Revenue Code Section 401(k) (the "401(k) Plan") covering substantially all employees subject to certain minimum service requirements. The 401(k) Plan allows employees to make voluntary contributions and provides for discretionary matching contributions by the Company. The assets of the 401(k) Plan are held in trust for participants and are distributed upon the retirement, disability, death or other termination of employment of the participant. The Board, in its discretion, determines the amount of any Company contributions. We did not make any contributions during 2004.

     Life Insurance. The Company maintains, at its expense, for the benefit of each of its full-time employees, life insurance policies in the amount of one times the employee's annual salary, up to $200,000.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Under his employment agreements with us (see "Employment and Consulting Agreements"), Mr. Reading received a salary of $262,500 in 2004 and $41,667 in 2003 (from November 3, 2003 through December 31, 2003). Mr. Reading joined our Company in November 2003 as Chief Operating Officer and, effective November 1, 2004, was promoted to President and Chief Executive Officer. He also received a bonus totaling $100,000 for 2004 which was paid in early 2005. Although Mr. Reading participated in our 401(k) Plan in 2004, we did not make any matching contributions to the plan during the year. In addition to cash compensation, during 2004, Mr. Reading was granted equity-based compensation grants to purchase a total of 200,000 shares of our common stock under our 2003 Stock Incentive Plan and during 2003, he was granted 50,000 inducement options to purchase shares of our common stock.

     In determining the appropriate compensation for Mr. Reading, the Compensation Committee evaluates our overall performance under Mr. Reading's leadership, as well as his individual contributions to key strategic, financial and development objectives. The Compensation Committee does not utilize any specific quantitative factors or formulas in reviewing his performance or compensation.

COMPENSATION DEDUCTIBILITY POLICY

     Under Section 162(m) of the Internal Revenue Code of 1986 (the "Code") and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. Under those provisions, however, there is no limitation on the deductibility of "qualified performance-based compensation."

     In general, our policy is to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with the most appropriate methods and approaches for the design and delivery of compensation to our executive officers.

                                          Respectfully submitted,

                                          Compensation Committee
                                          Daniel C. Arnold, Chairman
                                          James B. Hoover
                                          Albert L. Rosen

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers to file with the SEC initial reports of ownership of our equity securities and to file subsequent reports when there are changes in their ownership. In 2004, the Form 3 for Mr. Kosberg was not filed within the required time period when he rejoined the Board of Directors and became acting Chief Executive Officer on July 6, 2004. The Form 3 for Mr. Kosberg was filed in March 2005. We believe that during 2004 all other Section 16(a) filing requirements applicable to our directors and officers were complied with on a timely basis.

FIVE YEAR PERFORMANCE GRAPH

     The following performance graph compares the cumulative total stockholder return of our common stock to The Nasdaq Stock Market United States Index and The Nasdaq Stock Market Healthcare Index for the period from December 31, 1999 through December 31, 2004. The graph assumes that $100 was invested in each of our common stock and the companies listed on The Nasdaq Stock Market United States Index and The Nasdaq Stock Market Healthcare Index on December 31, 1999 and that any dividends were reinvested.

                COMPARISON OF FIVE YEARS CUMULATIVE TOTAL RETURN
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                         (FIVE YEAR PERFORMANCE GRAPH)

--------------------------------------------------------------------------------
                        12/99     12/00     12/01     12/02     12/03     12/04
--------------------------------------------------------------------------------
 U.S. Physical
  Therapy, Inc.          100       280       571       394       556       545
 The Nasdaq Stock
  Market United
  States Index           100        60        48        33        49        54
 The Nasdaq Stock
  Market Healthcare
  Index                  100       137       148       128       196       246

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In conjunction with the termination of the employment of Mr. Roy Spradlin, our former Chief Executive Officer, we paid him a $650,000 severance payment. Mr. Spradlin had entered into a second amended and restated employment agreement with us on February 21, 2001. Under that agreement, Mr. Spradlin was employed as President and Chief Executive Officer for a term through February 21, 2006. In accordance with his employment agreement, Mr. Spradlin was entitled to receive a lump sum termination payment equal to his base compensation for the remainder of the term of the employment agreement.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information about our common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans as of December 31, 2004, including the 1992 Stock Option Plan, 1999 Employee Stock Option Plan, Executive Option Plan and Inducement option agreements.

                                                                                    NUMBER OF
                                                                                    SECURITIES
                                                                               REMAINING AVAILABLE
                                        NUMBER OF                              FOR FUTURE ISSUANCE
                                     SECURITIES TO BE                              UNDER EQUITY
                                       ISSUED UPON        WEIGHTED AVERAGE         COMPENSATION
                                       EXERCISE OF        EXERCISE PRICE OF      PLANS, EXCLUDING
                                       OUTSTANDING       OUTSTANDING OPTIONS   SECURITIES REFLECTED
PLAN CATEGORY                       OPTIONS AND RIGHTS       AND RIGHTS          IN 1(ST) COLUMN
-------------                       ------------------   -------------------   --------------------
Equity Compensation Plans Approved
  by Stockholders(1)..............        952,633             $11.8470               164,000
Equity Compensation Plans Not
  Approved by Stockholders(2).....        238,894             $13.1577               177,886
                                        ---------             --------               -------
  Total...........................      1,191,527             $12.1098               341,886
                                        =========             ========               =======

---------------

(1) The 1992 Stock Option Plan, as amended, expired in 2002, and no new option grants can be awarded under that plan. The Executive Option Plan (the "Executive Plan") permits us to grant to officers or our affiliates, options to purchase shares of our common stock. No further grants of options will be made under the Executive Plan. The 2003 Stock Incentive Plan permits us to grant stock-based compensation to employees, consultants and outside directors of the Company.

(2) The 1999 Employee Stock Option Plan permits us to grant to certain non-officer employees non-qualified options to purchase shares of our common stock. We granted inducement options to certain individuals in connection with their offers of employment or initial affiliation with us. Each inducement option was made pursuant to an option grant agreement.

ITEM 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the appointment of Grant Thornton LLP as independent registered public accounting firm to conduct the audit of our financial statements for the year 2005 and to render other services as required and approved by the Audit Committee. Grant Thornton LLP has acted as our independent registered public accounting firm since August 27, 2004. Representatives of Grant Thornton LLP will attend our Annual Meeting of Stockholders, will be available to respond to questions by stockholders and will have an opportunity to make a statement regarding our financial statements if they desire to do so.

     If the stockholders fail to ratify the selection of Grant Thornton LLP, the Audit Committee will consider whether or not to retain that firm. Even if the stockholders ratify the selection, the Audit Committee, in its discretion, may direct the appointment of a different independent firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

     PROPERLY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. The approval of the appointment of Grant Thornton LLP will require the affirmative vote of holders of a majority of votes cast on this matter in person or by proxy. Accordingly, abstentions applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF
                GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Effective August 27, 2004, Grant Thornton LLP was appointed as our new independent public accountants for the fiscal year ending December 31, 2004. Grant Thornton replaced KPMG, our previous independent auditors. The decision to replace KPMG and to appoint Grant Thornton LLP was approved by the Audit Committee with the concurrence of the Board of Directors.

     KPMG's reports on our financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with our 2002 and 2003 fiscal years and the period from January 1, 2004 through August 23, 2004, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its report; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

AUDIT AND NON-AUDIT FEES

     The following table sets forth the fees billed for services performed by Grant Thornton LLP for fiscal year 2004 and KPMG for fiscal year 2003:

                                                                2004       2003
                                                              --------   --------
Audit Fees..................................................  $424,100   $169,000
Audit-Related Fees..........................................  $     --   $ 28,300
Tax Fees....................................................  $     --   $     --
All Other Fees..............................................  $     --   $     --
                                                              --------   --------
Total.......................................................  $424,100   $197,300
                                                              ========   ========

     Audit fees include fees for professional services rendered in connection with the audit of our financial statements and reports for the fiscal year, and for 2004 include fees to report on the opinion of our management regarding internal controls.

     Audit-related fees for 2003 include fees for assurance and related services pertaining to our corporate office lease, certain insurance plans, an S-8 registration statement and certain employee compensation plans rendered by KPMG in connection with the audits of our financial statements and reports for fiscal 2003.

     The Audit Committee is authorized to delegate to one or more of its members the authority to pre-approve any defined audit and permitted non-audit services provided by the independent auditors, and related fees and other terms of engagement on these matters, provided that each pre-approval decision is presented to the full audit committee at its next scheduled meeting. In 2004 and 2003, 100% of the audit-related services were pre-approved pursuant to these pre-approval procedures.

REPORT OF THE AUDIT COMMITTEE

     The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report does not constitute "soliciting materials" and should not be deemed filed with or incorporated by reference into any other Company filings with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or subject to the liabilities of

Section 18 of the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

     The Board of Directors has appointed an Audit Committee consisting of Messrs. Johnston, Broussard, Pullins and Trier, all of whom are financially literate and independent (as that term is defined by Nasdaq Rules and SEC Rule 10A-3(b)). Mr. Trier was appointed to the Audit Committee effective February 23, 2005. The Board of Directors has determined Mr. Broussard to be the "audit committee financial expert" (as that term is defined in pertinent regulations). Messrs. Pullins and Trier also meet the requirements to the considered an "audit committee financial expert."

     Under the Sarbanes-Oxley Act, the Audit Committee is directly responsible for the selection, appointment, retention, compensation and oversight of the Company's independent accountants, including the pre-approval of both audit and non-audit services (including fees and other terms), and the resolution of disagreements between management and the auditors regarding financial reporting, accounting, internal controls, auditing or other matters.

     In carrying out its role, the Audit Committee (i) makes such examinations as are necessary to monitor the Company's financial reporting, its external audits and its process for compliance with laws and regulations, (ii) provides to the Board of Directors the results of its examinations and recommendations derived therefrom, (iii) proposes to the Board of Directors improvements in internal accounting controls, (iv) reviews the results and scope of the annual audit of the Company's financial statements conducted by the Company's independent accountants, (v) reviews the scope of other services provided by the Company's independent accountants, and (vi) provides to the Board of Directors such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

     The Audit Committee also maintains a telephone "hotline" by which it can directly receive, on an anonymous and confidential basis, complaints regarding accounting, internal accounting controls and other auditing matters, including any concerns regarding questionable accounting, auditing or other matters that the Company's employees, and non-employees, may have. The Audit Committee has designated a "qualified compliance sub-committee" under applicable SEC rules. Members of the Compliance Committee are Messrs. Johnston, Broussard and Pullins.

     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and for the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financials statements with accounting principles generally accepted in the United States of America. The Audit Committee monitors and reviews these processes, and reviews the Company's periodic reports and quarterly earning releases before they are filed with the SEC, but is not responsible for the preparation of the Company's financial statements.

     The Audit Committee is authorized to engage and determine funding for independent counsel and other advisors it determines necessary to carry out its duties.

     In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements included in the Annual Report on Form 10-K of the Company with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. However, members of the Audit Committee are not employees of the Company and have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. The Audit Committee also discussed with representatives of Grant Thornton LLP, the Company's independent auditors for fiscal 2004, the overall scope and plans for their audit of the Company's financial statements for fiscal 2004. The Audit Committee met with Grant

Thornton LLP, with and without Company management present, to discuss whether any significant matters regarding internal controls over financial reporting had come to the auditors' attention during the conduct of the audit, and the overall quality of the Company's financial reporting.

     Beginning in fiscal 2003 and continuing in 2004, the Chairman of the Audit Committee met with the Company's Chief Executive Officer and Chief Financial Officer to discuss their review of the Company's disclosure controls and procedures and internal controls in connection with the filing of periodic reports with the SEC.

     The Audit Committee reviewed and discussed with Grant Thornton LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company's financial statements, changes in accounting policies, sensitive accounting estimates, accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States of America, including the matters required to be discussed by SAS 61 (Communication with Audit Committees), as amended.

     The Company has received the written disclosures and the letter from Grant Thornton LLP required by the Independence Standards Board Standard No. 1 and the Audit Committee has discussed with Grant Thornton LLP, their independence. The Audit Committee considered, among other things, whether the services Grant Thornton LLP provided to the Company were compatible with maintaining Grant Thornton LLP's independence. The Audit Committee also considered the amount of fees Grant Thornton LLP received for audit and non-audit services.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

     The Audit Committee is governed by a written charter, adopted by the Board of Directors of the Company. The charter was recently updated as appropriate in light of SEC regulations and Nasdaq Rules implementing the Sarbanes-Oxley Act and is included on our website, www.usph.com.

                                          Respectfully submitted,

                                          The Audit Committee
                                          Marlin W. Johnston, Chairman
                                          Bruce D. Broussard
                                          Jerald L. Pullins
                                          Clayton K. Trier

             DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS TO BE
              PRESENTED AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS

     Any proposal intended to be presented by any stockholder for action at the 2006 Annual Meeting of Stockholders must be received by us on or before December 21, 2005 in order for the proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2006 Annual Meeting. If the date of next year's annual meeting is changed by more than 30 days from May 25, 2006, the deadline will be a reasonable time before we print and mail our proxy materials. However, we are not required to include in our proxy statement and form of proxy for the 2006 Annual Meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time the proposal is received. In order for any stockholder proposal that is not included in such proxy statement and form of proxy to be brought before the 2006 Annual Meeting, such proposal must be received by the Corporate Secretary of U.S. Physical Therapy, Inc. at its principal executive offices at 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042 by March 10, 2006. If a timely proposal is received, the Board may exercise any discretion authority granted by the proxies to be solicited on behalf of the Board in connection with the 2006 Annual Meeting of stockholders.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, our Board of Directors does not know of any other matters to be presented for action by stockholders at the 2005 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote the proxy as directed by a majority of the Board of Directors.

                                          By Order of the Board of Directors,

                                          /s/ JANNA KING

                                          JANNA KING
                                          Corporate Secretary

Houston, Texas
April 20, 2005

                                   APPENDIX A
                          U.S. PHYSICAL THERAPY, INC.

                           CHARTER OF AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

                            CHARTERED: JUNE 14, 2001
                    CHARTER AMENDMENT DATE: OCTOBER 28, 2004

ORGANIZATION AND OPERATION

     The Board of Directors of U.S. Physical Therapy, Inc. (the "Company") has authorized and established an Audit Committee ("Audit Committee"), to be comprised of at least three directors who are independent of management and the Company. Members of the Audit Committee shall be considered independent if they meet the independence requirements of the National Association of Securities Dealers, Inc.'s Marketplace Rules, Section l0A of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission"). All Audit Committee members must be able to read and understand financial statements, including the Company's balance sheet, income statement and cash flow statement, and at least one member must constitute an "audit committee financial expert" within the meaning of Item 401(h) of Regulation S-K. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies, nor shall have they participated in the preparation of the financial statements of the Company or its subsidiaries at any time during the past three years.

     The members of the Audit Committee shall be appointed annually by a majority vote of the entire Board of Directors, and each shall serve until his or her successor is duly elected and qualified or until such member's earlier resignation or removal. Any member of the Audit Committee may be removed, with or without cause, by a majority vote of the Board of Directors, at any special or regular meeting.

     THE CHAIR OF THE AUDIT COMMITTEE SHALL BE ELECTED BY THE BOARD OF DIRECTORS. The Chair shall preside at all sessions of the Audit Committee and set the agenda for each Audit Committee meeting. The Chairman of the Board of Directors or the Chair of the Committee may call a meeting of the Audit Committee. The Audit Committee shall cause to be made and retain complete and accurate minutes of its meetings.

     Formal action to be taken by the Audit Committee shall be by unanimous written consent or by the affirmative vote of a majority of the Audit Committee members present (in person or by conference telephone) at a meeting at which a quorum is present. A quorum shall consist of at least one-half of the members of the Audit Committee. Any non-management member of the Board of Directors may, at his or her option, attend a meeting of the Audit Committee but shall not be counted in determining the presence of a quorum and shall not be entitled to vote.

     In fulfilling its responsibilities, the Audit Committee shall be entitled to delegate any or all of its responsibilities to one or more subcommittees of the Audit Committee, including but not limited to the Compliance Sub-Committee.

MEETINGS

     The Audit Committee shall hold meetings as deemed necessary or desirable by the Chair of the Audit Committee. In addition to such meetings of the Audit Committee as may be required to perform the functions described under "Responsibilities and Duties" below, the Audit Committee shall meet at least four times per year on a quarterly basis. The Audit Committee shall meet in separate executive sessions during each of its four regularly scheduled meetings with Company management, the senior internal auditing executive and the Company's independent auditors to discuss any matters that the Audit Committee (or any of these persons) requests to discuss privately; while the Audit Committee is not required to provide a written report of such executive sessions, it is required to inform management of any concerns or material issues arising from such sessions.

RESPONSIBILITIES AND DUTIES

     The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to the corporate accounting and reporting practices of the Company and oversight of (1) the quality and integrity of financial reports of the Company, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditors' qualifications and independence and
(4) the performance of the Company's internal audit function and independent auditors. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors and the financial management of the Company. In doing so it is further the responsibility of the Audit Committee to maintain free and open communication with, and oversee the actions of, the Compliance Sub-Committee of the Audit Committee, consistent with the Charter of said Compliance Sub-Committee.

     In carrying out its responsibilities, the Audit Committee's policies and procedures should remain flexible, in order to best react to changing conditions and to ensure that the Company's corporate accounting and reporting practices are in accordance with all requirements and of the highest quality. The Audit Committee shall have the sole authority to appoint or replace the independent auditors. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee.

     The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate to subcommittees the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

     The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of (1) compensation to the independent auditors for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, (2)compensation to any legal, accounting or other advisors retained by the Audit Committee, and (3) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

     In carrying out these responsibilities and duties, the Audit Committee will:

          A. Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

          B. Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

          C. Receive and review reports from the Compliance Sub-Committee of the Audit Committee regarding legal, regulatory and compliance matters.

          D. Receive and review reports from inside and outside legal counsel, regulators and others regarding legal, regulatory and other matters that may have a material effect on the financial statements or related Company compliance policies.

          E. Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

          F. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP financial measures and other information, as well as financial information and earnings guidance provided to analysts, rating agencies or the public. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

          G. Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q and prior to any press release of results, to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Audit Committee by the auditors. The Chair of the Audit Committee may represent the full Audit Committee for purposes of this review.

          H. Review and discuss with and receive from the independent auditors periodic reports on: (1) all critical accounting policies and practices to be used, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and
     (3) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

          I. Review the financial statements to be contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Audit Committee by the auditors, including, specifically, any reports concerning the Company's internal controls. Review with financial management and the independent auditors their judgments about the quality, and not merely acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

          J. Review disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q with a view toward identifying and remedying any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

          K. Provide sufficient opportunity for the independent auditors and the internal auditor to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and internal auditing personnel, and the cooperation that the independent auditors received during the course of audit.

          L. Discuss with the independent auditors any audit problems or difficulties and management's response. As appropriate, and at the Audit Committee's discretion, it may discuss with the national office of the independent auditors issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

          M. Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed).

          N. Review and evaluate the lead partner of the independent auditor team. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

          O. Obtain and review a report from the independent auditors at least annually regarding (1) the independent auditors' internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm; and (3) any steps taken to deal with any such issues. Evaluate the qualifications and performance of the independent auditors, including considering whether the auditors' quality controls are adequate. The Audit Committee shall present its conclusions with respect to the independent auditors to the Board.

          P. On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services, consider whether the provision of permitted non-audit services, if any, is compatible with maintaining the auditors' independence, and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

          Q. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

          R. Obtain assurances from the independent auditors that provisions of
     Section 10A(b) of the Exchange Act do not require any manner of report or remedial action.

          S. Obtain reports from management, the Compliance Sub-Committee, the Company's senior internal auditing executive and the independent auditors that the Company and its subsidiaries are in conformity with applicable legal requirements. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

          T. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

          U. Review the significant reports to management prepared by the internal auditing department and management's responses.

          V. Discuss with the independent auditors and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

          W. Prepare a report of the Audit Committee to be included in the Company's proxy statement for its annual meeting of stockholders, disclosing whether (1) the Committee had reviewed and discussed with management and the independent auditors, as well as discussed within the Committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements; (2) the Committee discussed with the auditors the independence of the auditors; and (3) based upon the Committee's review and discussions with management and the independent auditors, the Committee had recommended to the Board of Directors that the audited financials be included in the Company's annual report on Form 10-K.

          X. Include a copy of this Charter in the annual report to stockholders or the proxy statement on an annual basis, and, if approved by the Board of Directors, post of copy of this Charter on the Company's website.

          Y. Regularly submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

          Z. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, appropriate.

          AA. Obtain the full Board of Directors' approval of any amendments to this Charter and review and reassess this Charter as conditions dictate but at least annually.

          BB. Annually review the Committee's (and its sub-committees) performance of its responsibilities and duties and review, reassess the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Audit Committee considers appropriate.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.


                       (U.S. PHYSICAL THERAPY, INC. LOGO)

                           U.S. PHYSICAL THERAPY, INC.



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PROXY                                                                      PROXY

                           U.S. PHYSICAL THERAPY, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 25, 2005
           THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         I, the undersigned stockholder of U.S. Physical Therapy, Inc. (the
"Company"), hereby appoint Christopher J. Reading and Lawrance W. McAfee, and each of them, with full power of substitution, as my true and lawful attorneys, agents and proxies to cast all votes with respect to the Company's common stock, which I am entitled to cast at the 2005 Annual Meeting of Stockholders to be held on Wednesday, May 25, 2005, at 9:00 a.m. (CT), at the Company's offices at 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042, and at any adjournments or postponements of such meetings, upon the following matters.

         This proxy will be voted as directed by you. PROPERLY EXECUTED BUT
UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR
LISTED, FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON, LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2005 AND AS DIRECTED BY A
MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.

         The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and the 2004 Annual Report on Form 10K, and hereby revokes any proxy or proxies heretofore given with respect to such shares of the Company's common stock. This proxy may be revoked at any time before its exercise.

             (continued and to be signed and dated on reverse side)


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                                                                      FOR
                                                                 all nominees
                                                                listed (except      WITHHOLD
                                                                 as marked to       AUTHORITY
                                                                 the contrary    to vote for all
                                                                    below)      nominees listed.

1.   ELECTION OF DIRECTORS                                            [ ]             [ ]

     Election of ten directors to serve until the next annual meeting of stockholders. Nominees: Daniel C.
     Arnold, Christopher J. Reading, Lawrance W. McAfee,
     Mark J. Brookner, Bruce D. Broussard, Marlin W.
     Johnston, J. Livingston Kosberg, Jerald L. Pullins,
     Albert L. Rosen and Clayton K. Trier.

WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEES
(PRINT NAME IN SPACE PROVIDED.)


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                                                                  Please mark
                                                                  your votes
                                                                   like this [X]

                                                                    FOR    AGAINST   ABSTAIN

2.   Ratification of the appointment of Grant Thornton LLP as our   [ ]      [ ]       [ ]
     independent registered public accounting firm for 2005.

3. As determined by a majority of our Board of Directors, the proxies are authorized to vote upon other business as may properly come before the meeting or any adjournments.


Signature                        Signature                       Date
          ---------------------            ---------------------      ----------

Please date and sign exactly as name appears hereon and return in the enclosed envelope. Signature of Stockholder or Authorized Representative (Only one signature is required in the case of stock ownership in the name of two or more persons.)